FOR RELEASE June 2, 2010

Contact: Integrated Corporate Relations

Ashley M. Ammon

(646) 277-1227

Chindex International to Report Fourth Quarter and Full Year Fiscal 2010 Financial Results

Bethesda, Maryland – June 2, 2010 - Chindex International, Inc. (“Chindex”) (NASDAQ: CHDX), a leading independent American provider of Western healthcare products and services in the People’s Republic of China, today announced that the Company plans to release fourth quarter and full year fiscal 2010 financial results on Monday, June 14, 2010, before the market opens. Management will host a conference call at 8:00 am ET that day to discuss financial results.

To participate in the conference call, international callers may dial 1-760-666-3567 and domestic callers may dial 1-877-303-9231 approximately 10 minutes before the conference call is scheduled to begin. A telephone replay will be available from the day of the call until June 28, 2010 by dialing (international) 1-706-645-9291 or (domestic) 1-800-642-1687, passcode 79429622. A webcast of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.

Chindex is an American health care company that provides health care services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. Health care services are provided through the operations of its United Family Healthcare division, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in Beijing, Shanghai and Guangzhou. Chindex sells medical products manufactured by various major multinational companies, including Siemens AG and Intuitive Surgical, for which the Company is the exclusive distribution partner for the sale and servicing of color ultrasound systems and surgical robotic systems respectively. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-eight years of experience, approximately 1,300 employees, and operations in China, Hong Kong, the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s website, http://www.chindex.com.